UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On February 10, 2006, the plan administrator for the Employee Profit Sharing and 401(k) Plan (the “Plan”) of ITC^DeltaCom, Inc. (the “Company”) sent a notice to the Company stating that the custodian of the Plan has determined to change the Plan’s provider of self-directed brokerage account services. The notice stated that, as a result of this change, participants in the Plan will not be able to buy or sell shares of the Company’s common stock under the Plan during a period that will begin on March 13, 2006 and will end on March 19, 2006. This period is referred to as the “Blackout Period.” The plan administrator also sent a notice on February 10, 2006 to all Plan participants informing them of the Blackout Period.

On February 10, 2006, the Company sent a notice to its executive officers and directors (the “BTR Notice”) informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, they would be prohibited from purchasing, selling or otherwise acquiring or transferring certain equity securities of the Company (including the Company’s common stock, securities convertible into or exchangeable for shares of the Company’s common stock, and derivative securities pertaining to any such equity securities) on the open market or otherwise during the Blackout Period. A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A participant in the Plan, a security holder, or any other interested person may obtain, without charge, information regarding the Blackout Period by contacting John B. Williams, Vice President, Human Resources at 7037 Old Madison Pike, Suite 400, Huntsville, Alabama 35806 ((256) 382-3815).

Item 9.01 Financial Statements and Exhibits

(c)	The Company hereby files the following exhibit:

Exhibit Number	Description of Exhibit
99.1	Notice to Executive Officers and Directors of ITC^DeltaCom, Inc. Regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade in Company Securities

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2006	ITC^DELTACOM, INC.

/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Notice to Executive Officers and Directors of ITC^DeltaCom, Inc. Regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade in Company Securities

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